Exhibit 10.1
BIG LOTS 2020 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE UNITS AWARD AGREEMENT

Grantee:	______________________________
Grant Date:	______________________________
Target Cash Value:	______________________________

In accordance with the terms of the Big Lots 2020 Long-Term Incentive Plan, as may be amended (“Plan”), this Performance Share Unit Award Agreement (“Agreement”) is entered into as of the Grant Date by and between you, the Grantee, and Big Lots, Inc., an Ohio corporation (“Company”), in connection with the Company’s grant of this Performance Share Unit (“PSU”) to you. The PSU is subject to the terms and conditions of this Agreement and the Plan. Except as otherwise expressly provided herein, capitalized terms used but not defined in this Agreement (including Exhibit A and Exhibit B) shall have the respective meanings ascribed to them in the Plan.

This Agreement describes the PSU you have been granted and the conditions that must be met before the PSU vests and you become entitled to receive cash and/or Shares as described below. To ensure that you fully understand these terms and conditions, you should carefully read the Plan and this Agreement.

Description of the PSU

The PSU represent a right to receive cash, Shares, or a combination of cash and Shares, as determined by the Committee in its sole discretion, to the extent that the PSU becomes vested and provided you comply with the terms of this Agreement and the Plan. The maximum cash payment would be equal to the Earned Cash Value calculated below and the maximum number of Shares that may be issued in connection with the PSU would be a number of Shares calculated by dividing the Earned Cash Value by the Fair Market Value of a Share on the applicable Vesting Date and rounding down to the nearest whole Share (with a cash payment for the value of any fractional Share). You shall forfeit any rights to the PSU (i.e., no Shares will be transferred to you and no amount shall be paid to you) to the extent the PSU does not vest or you do not comply with the terms of this Agreement and the Plan.

No portion of the PSU that has not vested or been settled nor any Shares that have not yet been transferred to you in connection with the PSU may be sold, transferred, assigned, pledged, encumbered or otherwise disposed of by you in any way (including a transfer by operation of law); and any attempt by you to make any such sale, transfer, assignment, pledge, encumbrance or other disposition shall be null and void and of no effect.

Vesting of the PSU

Subject to the terms and provisions of this Agreement and the Plan, if you are continuously employed by the Company or an Affiliate from the Grant Date through the end of the Performance Period (or the date of your death, Disability or Retirement or the date of a Change in Control, as applicable and described in sections B, C or D below), then your PSU shall vest (if at all) as indicated below:

A. If at least the threshold vesting level of the attainment of any applicable Performance Metric set forth in Exhibit B is satisfied, and the Committee has certified attainment of that Performance Metric, the Earned Cash Value shall vest, based on the Vesting Table set forth in Exhibit B, on the trading day1 after the Company files an Annual Report on Form 10-K with the U.S. Securities and Exchange Commission reporting the Applicable Financial Statement for the final fiscal year of the Performance Period
.

1 As used in this Agreement, a “trading day” shall be as determined by the New York Stock Exchange or other national securities exchange or market that regulates the Shares.

B. If you die or incur a Disability before the end of the Performance Period, a fraction of your PSU shall vest based on the following formula: (i) the Earned Cash Value that would have vested (if any, based on actual performance as certified, reported and calculated in accordance with section A above) if you had remained employed for the full Performance Period (or the value determined in accordance with section D below if a Change in Control occurs after your death or Disability but before the end of the Performance Period); multiplied by (ii) a fraction, the numerator of which is the number of days of service or employment that you have completed with the Company or its Affiliates since the beginning of the Performance Period as of the date of your death or Disability and the denominator of which is _____ (such product to be rounded down to the nearest whole penny).

C. If your Retirement occurs before the end of the Performance Period, a fraction of your PSU shall vest based on the following formula: (i) the Earned Cash Value that would have vested (if any, based on actual performance as certified, reported and calculated in accordance with section A above) if you had remained employed for the full Performance Period (or the value determined in accordance with Section D below if a Change in Control occurs after your Retirement but before the end of the Performance Period); multiplied by (ii) a fraction, the numerator of which is the number of days of service or employment that you have completed with the Company or its Affiliates since the beginning of the Performance Period as of the date of your Retirement and the denominator of which is _____ (such product to be rounded down to the nearest whole penny).

D. If a Change in Control occurs before the Outside Date and where the Participant incurs a separation from service (as defined in Code Section 409A) within the thirty (30) days preceding or the twenty-four (24) months following the Change in Control, then to the extent that the PSU subject to this Award Agreement has not vested prior to the later of the date of the separation from service or the date of the Change in Control shall vest upon such later date of the Change in Control in an amount equal to the greater of (i) the Target Cash Value or (ii) the Earned Cash Value calculated based on the fiscal results reported before the date of the Change in Control.

E. If threshold performance is not achieved during the Performance Period (unless a Change in Control occurs before the end of the Performance Period), then this Agreement will expire and all of your rights in the PSU will be forfeited.

F. If your employment or service terminates before the end of the Performance Period (other than as described in sections B, C or D above), then this Agreement will expire and all of your rights in the PSU will be forfeited.

Cash and/or Shares shall be transferred to you in connection with a vested PSU, as determined by the Committee in its sole discretion, as soon as administratively practicable after the date the PSU vest after the Performance Period has ended and the Performance Metrics have been certified, as described above.

Your Rights in the PSU

You have no rights in any Shares (including, without limitation, the right to vote or receive dividends) in connection with this Award unless and until such Shares are issued to you in connection with a vested PSU. Subject to the Company’s insider trading policies and applicable laws and regulations, after any Shares are delivered to you in respect of the vested PSU, you shall be free to deal with and dispose of such underlying Shares.

Tax Treatment of the PSU

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your PSU.

This brief discussion of the federal tax rules that affect your PSU is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Grant Date. Article 21 of the Plan further describes the manner in which withholding may occur.

Under normal federal income tax rules, the grant of the PSU is a nontaxable event. However, you will be required to pay income taxes (at ordinary income tax rates) when, if and to the extent your PSU vests. The amount of ordinary income you will recognize is the value of the cash or Shares paid to you when the PSU vests.

Unless you make a contrary election, the Company will withhold the required statutory minimum amount from the cash or Shares delivered to you in connection with the vested PSU. You may elect to satisfy the withholding requirement by paying the taxes in cash or you may elect a higher withholding rate provided that such higher rate would not have a negative accounting impact on the Company. All such elections by you shall be irrevocable, made by you in a manner approved by the Committee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Any appreciation of any Shares you receive in connection with a vested PSU may be eligible to be taxed at capital gains rates when you sell the Shares. If your PSU does not vest, your PSU shall expire and no taxes will be due.

This Award is intended to comply with the applicable requirements of Code Section 409A and shall be administered in accordance with Code Section 409A. Refer to Section 23.13 of the Plan for more information on compliance with Code Section 409A, including the applicability of a six (6) month delay on the settlement of the PSU for “specified employees,” within the meaning of Code Section 409A.

No Section 83(b) Election

Because the PSU is not property under the Code, you may not make an election under Section 83(b) of the Code with respect to your PSU.

General Terms and Conditions

Nothing contained in this Agreement obligates the Company or an Affiliate to continue to employ you in any capacity whatsoever or prohibits or restricts the Company or an Affiliate from terminating your employment at any time or for any reason whatsoever; and this Agreement does not in any way affect any employment agreement that you may have with the Company.

This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Ohio.

If any provision of this Agreement is adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and you agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.

You represent and warrant to the Company that you have the full legal power, authority and capacity to enter into this Agreement and to perform your obligations under this Agreement and that this Agreement is a valid and binding obligation, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect relating to creditors’ rights generally and to general principles of equity. You also represent and warrant to the Company that you are aware of and agree to be bound by the Company’s trading policies and the applicable laws and regulations relating to the receipt, ownership and transfer of the Company’s securities. The Company represents and warrants to you that it has the full legal power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement and that this Agreement is a valid and binding obligation, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereinafter in effect relating to creditors’ rights generally and to general principles of equity.

Acceptance

By accepting your PSU, you acknowledge receipt of a copy of the Plan, as in effect on the Grant Date, and agree that your PSU is granted under and are subject to the terms and conditions described in this Agreement and in the Plan. You further agree to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any issues arising under this Agreement or the Plan. You also represent and warrant to the Company that you are aware of and agree to be bound by the Company’s insider trading policies and the applicable laws and regulations relating to the receipt, ownership and transfer of the Company’s securities.

__________________________________________	Date:	___________________________
Chair, Human Capital and Compensation Committee

EXHIBIT A

As used in this Agreement, the following terms shall have the meanings set forth below:

Applicable Financial Statement shall mean a particular fiscal year’s or a particular fiscal quarter’s (as the calculation may require) financial statements that appear in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Earned Cash Value shall mean the value of the PSU that vests in connection with all of the applicable Performance Metrices, which shall be equal to the sum of the earned value for each Performance Metric, which shall be equal to the product of: (i) the Target Cash Value of the PSU granted under this Award and (ii) the Performance Metric Weighting for such Performance Metric; multiplied by (iii) the applicable Performance Vesting Factor determined under the Vesting Table based on the level of attainment for such Performance Metric (such product to be rounded to the nearest whole penny). In no event shall the Earned Cash Value exceed 200% of the Target Cash Value.

Earnings Per Share or EPS shall mean earnings (loss) per common share – diluted from continuing operations (or, if such measure is not reported in the Applicable Financial Statement, then the earnings (loss) per common share – diluted) for a fiscal year as reported in the Applicable Financial Statement for each applicable fiscal year service period during the Performance Period, as adjusted to remove the effect of any events selected by the Committee when it establishes the annual EPS target performance goal for each fiscal year within the Performance Period pursuant to Exhibit B.

Free Cash Flow or FCF shall mean the operating cash flow (as it appears in the applicable financial statement) for a fiscal year, less the aggregate capital expenditures (as it appears in the applicable financial statement) for the applicable fiscal year, as adjusted to remove the effect of any events selected by the Committee when it establishes the annual FCF target performance goal for each fiscal year within the Performance Period pursuant to Exhibit B.

Performance Metrics shall mean EPS and FCF.

Performance Metric Weighting shall mean fifty percent (50%) for the EPS Vesting Factor and fifty percent (50%) for the FCF Vesting Factor.

Performance Period shall mean a period of three consecutive fiscal years beginning at the start of the fiscal year in which the Grant Date occurs, with each such fiscal year comprised of a service period.

Performance Vesting Factor shall mean the EPS Vesting Factor and the FCF Vesting Factor, both as set forth in the Vesting Table on Exhibit B.

Retirement shall be deemed to have occurred upon the Termination of Employment or Service of a Grantee who, upon the effective date of his or her Termination of Employment or Service, has: (i) attained the age of 55 years or older; (ii) completed at least five years of employment with or service to the Company or its Affiliates; (iii) submitted a written request, in a form satisfactory to the Company, to the Committee or the Company’s human resources department requesting retirement under the terms of this Agreement; and (iv) had such written request approved in writing by a member of the Committee or an authorized officer of the Company.

EXHIBIT B

The following shall be the Vesting Table referenced in this Agreement:

Except as set forth in this Agreement or the Plan, the portion of the Target Cash Value of the PSU that does not vest in accordance with the tables set forth below shall be forfeited to the Company.

Linear interpolation shall be used to determine the applicable Performance Vesting Factor between threshold and target and between target and maximum EPS Performance Level and the FCF Performance Level in the tables below.

EPS Performance Goal
Not more than 200% of the Target Cash Value of the PSU multiplied by the applicable Performance Metric Weighting may be earned under this Award. An annual EPS target performance goal shall be established by the Committee for each fiscal year service period within the Performance Period. After the end of each fiscal year in the Performance Period, the actual EPS for such fiscal year, expressed as a percentage of the annual target EPS goal, will be determined. After the end of each fiscal year in the Performance Period, the Committee will determine the percentage of the Target Cash Value of the PSU that may be earned with respect to such fiscal year (which shall not be less than 0% or more than 66% multiplied by the applicable Performance Metric Weighting) in accordance with the applicable Performance Metric Weighting and the Annual EPS Vesting Factor from the following table:

EPS Performance Level	Annual EPS Attainment	Annual EPS Vesting Factor
Threshold	____	___%
Target	____	___%
Maximum	____	___%

The EPS Vesting Factor shall be the sum of the attained Annual EPS Vesting Factors for each fiscal year within the Performance Period.

FCF Performance Goal
Not more than 200% of the Target Cash Value of the PSU multiplied by the applicable Performance Metric Weighting may be earned under this Award. An annual FCF target performance goal shall be established by the Committee for each fiscal year service period within the Performance Period. After the end of each fiscal year in the Performance Period, the actual FCF for such fiscal year, expressed as a percentage of the annual target FCF goal, will be determined. After the end of each fiscal year in the Performance Period, the Committee will determine the percentage of the Target Cash Value of the PSU that may be earned with respect to such fiscal year (which shall not be less than 0% or more than 66% multiplied by the applicable Performance Metric Weighting) in accordance with the applicable Performance Metric Weighting and the FCF Vesting Factor from the following table:

FCF Performance Level	Annual FCF Attainment	Annual FCF Vesting Factor
Threshold	____	___%
Target	____	___%
Maximum	____	___%

The FCF Vesting Factor shall be the sum of the attained Annual FCF Vesting Factors for each fiscal year within the Performance Period.

No fractional penny shall be issued or delivered pursuant to this Agreement. If the calculations under this Agreement would otherwise result in the vesting of less than a whole penny number of Shares, the result shall be rounded down to the nearest whole penny.